EXHIBIT 99.1

                             JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13G/A (including amendments thereto) with respect to the common stock, $.001 par value per share of St. Joseph, Inc., and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filing. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement this 16th day of March 2009.

                                         HONG KONG BASE LIMITED

                                         By: /s/ Miss Yvonne Chun Siu Fun
                                             -----------------------------------
                                             Miss Yvonne Chun Siu Fun
                                             President



                                         MISS YVONNE CHUN SIU FUN

                                         By: /s/ Miss Yvonne Chun Siu Fun
                                             -----------------------------------
                                             Controlling Shareholder of
                                             Hong Kong Base Limited